SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 3, 2002

DIGITAL TRANSMISSION SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14198	58-2037949

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

3400 River Green Court, Duluth, GA	30096

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 622-1200

Form 8-K

Item 5. Other Events.

Digital Transmission Systems, Inc. today announced that that its primary operating subsidiary, Asurent Wireless, Inc., was unable to secure additional adequate financing by the deadline imposed by the previously announced forbearance agreement as executed with Silicon Valley Bank. Silicon Valley Bank is Asurent Wireless’s primary senior lender with security in all assets of Asurent Wireless. The Company’s press release, dated June 5, 2002, entitled “Asurent Wireless, Inc., Subsidiary of DTS, Announces Orderly Liquidation Plan” is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

(c)	Exhibits.

	Exhibit Number	Description

	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Digital Transmission Systems, Inc.

Date: June 5, 2002	By:	/s/ Soren Pihlman

Soren Pihlman,
Director
President and COO – Asurent Wireless, Inc.

Date: June 5, 2002	By:	/s/ Clive N. W. Marsh

Clive N. W. Marsh
V.P. Corporate Finance